EXHIBIT 10.3(e)

SENIOR MANAGEMENT
2003 MANAGEMENT INCENTIVE COMPENSATION PLAN	LEVELS MS14 – MS22
PAGE 1

PLAN DESCRIPTION

This document is divided in three sections: (1) Plan Description, (2) Plan Administration, and (3) Eligible Positions. The first two sections contain highlights of the Management Incentive (“Incentive”) of the Current Year Management Incentive Compensation Plan (“Plan”). Participants must read all sections of this Plan document to fully comprehend their purpose and structure.

This Plan document supersedes any and all prior Ryder Management Incentive Compensation Plans and any and all oral representations, promises, or guarantees. No exceptions to this Plan will be honored without written approval of the Compensation Committee of the Ryder System, Inc. (“RSI” or “the Company”) Board of Directors. Any manager or officer who authorizes such an exception without prior approval of the Compensation Committee will be subject to disciplinary action up to and including forfeiture of an incentive award and/or termination.

The following material explains the rules, terms, and administration of the Current Year Plan for Ryder System, Inc. eligible positions evaluated at the Management Levels listed below (“Participants”). The Plan is intended to serve as a single source of information about the Incentive.

TARGET INCENTIVE AWARD

Target Incentive Award is expressed as a percentage of eligible base salary for each Participant. The following table summarizes the Target Incentive Award for each participating management level:

Management Level	Target Incentive Award

Management Level 22	100%
Management Level 20	85%
Management Level 17-19	75%
Management Level 14-16	70%

SENIOR MANAGEMENT
2003 MANAGEMENT INCENTIVE COMPENSATION PLAN	LEVELS MS14 – MS22

PLAN DESCRIPTION (continued)

INCENTIVE PAYOUT CALCULATION – PART I

Part I of the Incentive Payout Calculation is based on 70% RSI EVA and 30% RSI Dry Operating Revenue Attainment, focusing at the Senior Management level on total company objectives. The Plan is intended to provide Participants with competitive compensation for achieving and exceeding targeted performance levels. Incentive Payout(s) will be calculated when performance is at or above Threshold. The following table highlights target and payout multiples for the RSI EVA and Dry Operating Revenue Attainment component used in the Incentive Payout calculation.

		Threshold	Target	2 Times
Weight	Incentive Payout Component	(Payout = 25%)	(Payout = 100%)	(Payout = 200%)

70%	RSI EVA ($MM)	($66.2)	($37.6)	$15.4
30%	RSI Dry Operating Revenue Attainment ($MM)	$3,678.67	$3,811.93	$4,002.52

	Dry Operating Revenue is defined as RSI Gross Revenue minus RSI FUM minus FMS fuel revenue

THRESHOLD, TARGET, AND TWO TIMES PERFORMANCE

If RSI does not attain the ($66.2) MM EVA threshold for the Current Year performance, all incentive payments are forfeited for all Plan Participants.

The following table highlights incentive multiples for Threshold, Target and Two times Performance.

Threshold (Payout = 25%)	Target (Payout = 100%)	2 Times (Payout = 200%)

SENIOR MANAGEMENT
2003 MANAGEMENT INCENTIVE COMPENSATION PLAN	LEVELS MS14 – MS22

PLAN DESCRIPTION (continued)

EXAMPLE:

A Participant whose annual rate of pay (as defined in the “Eligible Base Salary Calculation” section) is $154,500, qualifies for a target incentive payout of 70% or $108,150 (based on Level 14).

Eligible Base Salary	Target Incentive Payout(%)	Target Incentive Payout

$154,500	70%	$108,150

Assume that, during the plan year, the Incentive Multiple is 105.00% for RSI EVA and 90.00% for RSI Dry Operating Revenue. The Participant would be eligible for a total incentive payout calculated as follows:

			Target
	Eligible		Incentive				Incentive
	Base		Payout				Multiple
Components	Salary		(%)		Weight		Percentage		Payout

RSI EVA	$154,500	x	70%	x	70%	x	105.00%	=	$79,490
RSI Dry Rev	$154,500	x	70%	x	30%	x	90.00%	=	$29,201

Total Calculated Incentive								=	$108,691

INCENTIVE PAYOUT CALCULATION – PART II

Part II of the Incentive Payout Calculation focuses on a behavioral performance modifier, consisting of seven behavioral components. The goal of the Plan is not only to achieve the targeted financial results but also to reach them utilizing the right behaviors. Participants will be rated on how well the Plan objectives are achieved, while demonstrating the appropriate behaviors. The behavioral performance modifier rating may result in an incentive payment up to 25% above or up to 50% below the calculated payout, given company performance for the Current Year.

The following are the components of the behavioral performance modifier:

   Behavioral Components*

1.	Impact:	Thought leader and change agent
2.	Diversity:	Respects differences and promotes diversity
3.	Teamwork:	Fosters teamwork
4.	Customer Focus:	Customer and externally focused
5.	Ownership:	Takes ownership
6.	Leadership 1:	Ethics and integrity
7.	Leadership 2:	Vision and purpose

* Additional information on how the behavioral components may impact your incentive will be distributed to you at a later date.

SENIOR MANAGEMENT
2003 MANAGEMENT INCENTIVE COMPENSATION PLAN	LEVELS MS14 – MS22

PLAN ADMINISTRATION

The following rules apply to all Plan Participants. The Company reserves the right to alter, modify, change or terminate any of the provisions described below at any time, with or without notice at its sole discretion.

•	Base Salary Calculation

For the purpose of incentive calculations, Eligible Base Salary is defined as the annual rate of pay for the calendar year, excluding all other compensation paid to the Participant during the year, including but not limited to bonus, incentives, commissions, employee benefits, relocation expenses, and any imputed income for which the Participant may be eligible.

Employees who are newly hired, promoted or transferred into or out of eligible positions, and those who move from one eligibility level to another will receive pro-rata incentive based on the annual rate of pay and Target Incentive Award in eligible positions, provided they are employed in good standing without any performance issues (see Exclusion Criteria) at the time incentives are distributed.

The annual rate of pay for a Participant whose base salary changes within the calendar year is calculated below. Salaried employees are paid semi-monthly, each check representing 1/24 of the annual base salary. Daily pay for a salaried employee is calculated by dividing the annual salary by 365 days per year.

Eligible Base Salary Calculation Example

Annual rate of pay would be calculated as follows for a Participant who begins a calendar year with a base salary of $150,000, then effective April 1, receives an increase to a base salary of $156,000:

January 1 through March 31:

Total # of days in period	=	90	=	0.247 x $150,000	=	$37,050

Total # of days in Year		365

April 1 through December 31:

365 - 90	=	275	=	0.753 x $156,000	=	$117,468

Total # of days in year		365

Annual Rate of Pay for Calendar Year					=	$154,500*
*Rounded to nearest hundred for ease of computation in Example

SENIOR MANAGEMENT
2003 MANAGEMENT INCENTIVE COMPENSATION PLAN	LEVELS MS14 – MS22

PLAN ADMINISTRATION (continued)

•	Change of Control

Notwithstanding anything in this Plan to the contrary, in the event of a Change of Control of the Company (as defined and adopted by the Board of Directors on August 18, 1995 and which definition may be changed from time to time), the funds necessary to pay the incentive for Participants, will be placed in a trust administered by an outside financial institution. The amount of each Participant’s incentive will be determined in accordance with the provisions of the Plan by an accounting firm chosen by the Company. Should a Change of Control occur during the current plan year, Participants will receive instructions regarding the collection of incentive awards.

•	Currency

Each incentive component’s multiple will be calculated based on the in-country currency, as shown on the unit’s business plan. The Participant’s incentive payout will be calculated based on the currency the eligible base salary is expressed in.

•	Disability, Permanent Disability Retirement, or Death

Participants who leave the Company during the calendar year via disability or permanent disability retirement may be eligible, subject to the Exclusion Criteria, for pro-rata incentive. The spouse or legal representative of a deceased Participant may be eligible, subject to the Exclusion Criteria, for a pro rata incentive as well.

•	Eligibility

Employees whose positions are designated in the Eligible Position table and who are employed in good standing, without any performance issues (see Exclusion Criteria) at the time of payout are eligible to participate in this Plan. Individuals who have written agreements which specifically provide for incentive compensation other than that which is provided in this Plan or who are Participants in any other short-term incentive compensation plan of RSI, its subsidiaries or affiliates are not eligible to participate in this Plan.

Employees who are newly hired, promoted or transferred into or out of eligible positions, and those who move from one eligibility level to another will receive pro-rata incentive based on the annual rate of pay and Target Incentive Award in eligible positions, provided they are employed in good standing without any performance issues (see Exclusion Criteria) at the time incentives are distributed.

SENIOR MANAGEMENT
2003 MANAGEMENT INCENTIVE COMPENSATION PLAN	LEVELS MS14 – MS22

PLAN ADMINISTRATION (continued)

•	Exclusion Criteria

Participation in the Plan is not a right, but a privilege subject to annual review by the Company. The Company retains the right, at its sole and absolute discretion, to withhold payment from any Participant who violates or who has violated any Company principle or policy, or the rules contained in this Plan, even if there are no documented performance issues in the Participant’s personnel file.

•	Maximum Incentive Award Opportunity

The maximum incentive opportunity will be two times Payout. The Participant may exceed the two times cap only through the Behavioral Performance Modifier.

•	No Guarantee

Eligible employees who participate in this Plan, by virtue of participation, are not assured that they will receive any incentive. The achievement of the Plan components and the Behavioral Performance Modifier, will determine the extent to which Participants will be entitled to receive a payout. If RSI does not attain the ($66.2) MM EVA threshold for the Current Year performance, all incentive payments are forfeited for all Plan Participants. All incentive payouts are subject to the sole discretion of the Board of Directors of the Company.

•	Plan Scale for Current Plan Year – RSI EVA

The following scale illustrates how the Plan Scale works for the RSI EVA portion of the Incentive Payout Calculation. Noted are the points where Threshold, Target and Two Times are achieved. Incentive amounts are dependent on the multiple declared, based solely on RSI EVA. Earnings Per Share or “EPS” is shown only as a frame of reference.

	Threshold	Target	Two Times

EVA ($MM)	$(66.2)	$(37.6)	$15.4
EPS	$1.57	$2.05	$2.95
Payout	25%	100%	200%

SENIOR MANAGEMENT
2003 MANAGEMENT INCENTIVE COMPENSATION PLAN	LEVELS MS14 – MS22

PLAN ADMINISTRATION (continued)

•	Promotion

A Participant who is promoted during the calendar year will receive a pro-rata incentive based on the annual rate of pay and the Target Incentive Award in the eligible positions. The Participant will receive a pro-rata incentive based on the appropriate Plan for his/her management level, position and the portion of time spent in each position during the year.

•	Retirement

Only Participants who retire on or after December 31st of the calendar year (under the provisions of one of the Company’s retirement plans) are eligible for full payouts of incentive. No pro-rata incentives will be paid upon retirement except as noted under the Disability, Permanent Disability Retirement, or Death section.

•	Sale of Business

If a business is sold, the Participants of the sold business will receive a pro-rata incentive for the year in which the business is sold. Such payment will be made in a lump sum or over time at the Company’s discretion. The Participants need to be employed in good standing, without any performance issues (see Exclusion Criteria), at the time incentives are distributed.

•	Termination

Participants leaving the Company under any conditions other than those outlined in the Change of Control, Disability, Permanent Disability Retirement, or Death or Eligibility sections of this Plan are not eligible for the incentive for the year in which they leave, nor are they eligible for the preceding year, if such incentives have not yet been distributed, unless otherwise required by law.

•	Workers’ Compensation or Leave of Absence (“LOA”)

A Participant who leaves the payroll due to a workers’ compensation leave or LOA will be eligible to receive a pro-rata incentive for the year in which they leave the payroll, provided the employee worked for at least six months of the calendar year, unless otherwise required by law.

SENIOR MANAGEMENT
2003 MANAGEMENT INCENTIVE COMPENSATION PLAN	LEVELS MS14 – MS22

DEFINITIONS

Definitions are for informational and explanatory purposes only. The Company can change and interpret the defined terms below at its sole discretion.

•	Dry Operating Revenue

RSI Gross Revenue minus RSI Freight Under Management (FUM) minus Fleet Management Solutions (FMS) fuel revenue.

•	Eligible Base Salary

For the purpose of incentive calculations, the annual rate of pay for the calendar year, excluding all other compensation paid to the employee during the year, including but not limited to bonus, incentives, commissions, employee benefits, relocation expenses, and any imputed income for which the Participant may be eligible.

•	EVA

Economic Value Added. EVA is a measurement tool that determines whether a business is earning more than its true cost of capital by incorporating the cost of equity capital as well as debt capital. EVA can be expressed in the following formula: EVA = Net Earnings After Tax (NAT) minus “an equity charge.”

•	Equity Charge

The Average Equity times the Cost of Equity as determined by the Chief Financial Officer.

•	Incentive Interval

The Incentive Interval (“Interval”) is the (i) improvement needed, over and above Targeted performance, to declare a two times payout and (ii) the shortfall from Target that will cause a lower payout. The following chart illustrates the Interval concept for the RSI EVA component.

25% Payout (Threshold)

		Interval
		Threshold to	Threshold Payout	Threshold
Component	Target	Target	Calculation	Payout

RSI EVA ($MM)	($37.6)	$28.6	($37.6) - $28.6 = ($66.2)	($66.2)

2x Payout

		Interval
Component	Target	Target to 2x	2x Payout Calculation	2x Payout

RSI EVA ($MM)	($37.6)	$53.0	($37.6) + $53.0 = $15.4	$15.4

SENIOR MANAGEMENT
2003 MANAGEMENT INCENTIVE COMPENSATION PLAN	LEVELS MS14 – MS22

PLAN ADMINISTRATION (continued)

•	Incentive Multiple

The Incentive Multiple for each component is the difference (positive or negative) between Actual and Target, divided by the Interval of that component adjusted for the slope of the payout percentage, plus or minus 100%. Assume RSI’s Actual EVA for the Current Year is ($34.95) MM. The RSI Incentive Multiple would be calculated as illustrated in the following two steps:

STEP 1:
“Percent Above Target” Calculation

Actual RSI EVA		($34.95) MM
Target RSI EVA	–	($37.60) MM

Variance from Target RSI EVA	=	$2.65 MM
RSI Incentive Interval*	÷	$53.00 MM

Percent Above Target	=	5.00%

STEP 2:
“Incentive Multiple” Calculation

Target RSI EVA		100.00%
Percent Above Target	+	5.00%

Incentive Multiple	=	105.00%

*If Actual RSI EVA is below Target, the interval is $28.6 MM. If Actual RSI EVA is above Target, the interval is $53.0 MM.

For more information on the Incentive Multiple and its relationship to the various components of the Incentive Payout, please refer to the Incentive Payout Calculation example illustrated in the Plan Description.

•	Incentive Payout or Calculated Incentive The potential Incentive Payout determined by multiplying the Participant’s Target Incentive Award, the Weight and the Incentive Multiple.

•	NAT The consolidated Net Earnings After Tax for the year, including appropriate accruals for all incentive estimated to be payable for that year.

•	Participant Any employee of the Company designated to be eligible to participate in this Management Incentive Plan.

•	Target Incentive Award The Target Incentive Award per Participant is the percentage of the Participant’s Eligible Base Salary to which the Incentive Payout Calculation will be applied.

SENIOR MANAGEMENT
2003 MANAGEMENT INCENTIVE COMPENSATION PLAN	LEVELS MS14 – MS22

ELIGIBLE POSITIONS

2003 SENIOR MANAGEMENT ELIGIBLE POSITIONS

		Position
	Position Title	Number

1	Chairman, President and CEO	9349
2	SR EVP Finance & CFO	1069
3	EVP General Counsel and Secretary	1512
4	EVP HR, Public Affairs, and Corporate Communications	9296
5	EVP Domestic Supply Chain Solutions	9489
6	EVP Fleet Management Solutions	9201
7	EVP International SCS	9202
8	SVP & CIO	9224
9	SVP FMS Operations	9326
10	SVP Sales and Marketing	9220
11	SVP AAI Operations	9494
12	SVP Strategic Planning and Development	9520
13	SVP Field Finance	9217
14	SVP and Treasurer	9176
15	SVP High Tech and Consumer Industries	9492
16	SVP Business & Accounting Services	9328
17	SVP Asset Management	9463
18	VP/Managing Director Europe	N/A
19	VP/GM Canada	0002
20	VP Corporate Communications	9007
21	VP & Controller	9330
22	VP Compensation and Benefits	1265
23	VP Tax	9331
24	VP Public Affairs	1277
25	VP Dedicated Contract Carriage	9281
26	VP/MD Latin America	9284
27	VP Product and Technology Development	9154
28	VP Region	9034
29	VP Sales	9297
30	VP Automotive	9040
31	VP Strategic Sourcing	9346
32	VP Safety Health and Security	9046
33	VP Maintenance	1005

**	Other positions may be added through the course of the year